As filed with the Securities and Exchange Commission on April 28, 1998
                                           Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   Under the
                            Securities Act of 1933
                             --------------------

                            DATAMARK HOLDING, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                       87-0461856
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)



                             --------------------

                        448 East 6400 South, Suite 400
                          Salt Lake City, Utah 84107
                   (Address of Principal Executive Offices,
                              including Zip Code)

                  AMENDED AND RESTATED DATAMARK HOLDING, INC.
                                INCENTIVE PLAN
                           (Full title of the plan)

         Michael Bard                                    Copy to:
    Chief Financial Officer                          RICHARD G. BROWN
    Datamark Holding, Inc.                 Parr, Waddoups, Brown, Gee & Loveless
448 East 6400 South, Suite 400              185 South State Street, Suite 1300
  Salt Lake City, Utah  84107                   Salt Lake City, Utah 84111
        (801) 268-2202                               (801) 532-7840
 (Name, address and telephone
 number, including area code,
     of agent for service)
                             --------------------

                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                         Proposed        Proposed
                                                          Maximum         Maximum
                                        Amount to be   Offering Price    Aggregate        Amount of
Title of Securities to be Registered    Registered       per Share(1)  Offering Price  Registration Fee(1)
----------------------------------------------------------------------------------------------------------
Common Stock...............              2,500,000        $ 3.88        $9,696,965.31      $2,860.60
                                          shares
==========================================================================================================


(1) Estimated pursuant to Rule 457(h)(1) and 457(c). With respect to 674,694 shares of the 2,500,000 being registered, the offering price per share, aggregate offering price and registration fee have been calculated based upon the exercise price at which options with respect to such shares may be exercised. With respect to the remaining 1,825,306 shares being registered, for which the offering price is not known, the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Stock Market (national market) on April 24, 1998.


================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ------------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -------------------------------------------------------------

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

      The following documents filed by Datamark Holding, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

      (1) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

      (2) The Registrant's Quarterly Report on Form 10-Q for the three months ended September 30, 1997.

      (3) The Registrant's Quarterly Report on Form 10-Q for the three months ended December 31, 1997.

      (4) The Registrant's Current Report on Form 8-K dated March 19, 1998.

      (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.
         --------------------------

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

      Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

      Section 102(b)(7) of the Delaware General Corporation Law authorizes a Delaware corporation to have a provision in its certificate of incorporation eliminating or limiting the personal liability of its directors to it and its stockholders for monetary damages for breach of a director's fiduciary duty of care; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporate Law or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Certificate of Incorporation provides that any director or officer of the Registrant, individually or with others, may be a party to, or may have an interest in, any transaction of the Registrant or any transaction in which the Registrant is a party or has an interest. Each person who is now or may become a director or officer of the Registrant is relieved from liability that he might otherwise obtain in the event such director or officer contracts with the Registrant for the benefit of himself or any other firm or corporation in which he may have an interest, provided such director or officer acts in good faith.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation.

The Registrant's Certificate of Incorporation and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted under Delaware law. Specifically, the Registrant's Bylaws provide that the Registrant shall, to the fullest extent permitted, and in the manner required by the law of the State of Delaware, shall (i) indemnify any person (and the heirs and legal representative of such person) who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any applicable obligation or liability permitted by law; and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances if it shall ultimately be determined that he is not entitled to indemnification by the Registrant. The Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall indemnify any and all persons (and the respective heirs, administrators, successors, and assigns of such person) who may serve or who have served at any time as directors or officers, or who, at the request of the Board of Directors of the Registrant, may serve, or at any time have served as directors or officers of another corporation in which the Registrant at such time owned or may own shares of stock, or which it was or may be a creditor, against any and all expenses actually or necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them by reason of being or having been directors or officers of the Registrant, except in relation to matters as to which any such director or officer shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duties. The Registrant's Bylaws further provide that this indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any resolution, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 145(g) of the Delaware General Corporation Law provides that corporations have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. The Registrant's Bylaws provide the Registrant with this power. The Registrant maintains insurance from a commercial carrier against certain liabilities that may be incurred by its directors and officers.

      The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

      Not applicable.


Item 8.  Exhibits.
         ---------

      See the Exhibit Index on page 8.


Item 9.  Undertakings.
         -------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 22, 1998.

                                    DATAMARK HOLDING, INC.


                                    By   /s/  James A. Egide
                                       -----------------------------------------
                                        James A. Egide, Chairman of the Board


                               POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James A. Egide and Mitchell L. Edwards, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

          Signature                       Title                                 Date
          ---------                       -----                                 ----


   /s/  James A. Egide               Chairman of the Board, Principal      April 22, 1998
---------------------------             Executive Officer
   James A. Egide


   /s/  Stanton D. Jones             Director, President of WorldNow       April 22, 1998
---------------------------             Online Network, Inc.
   Stanton D. Jones


   /s/  Mitchell L. Edwards          Executive Vice President,             April 22, 1998
---------------------------             Secretary and Director
   Mitchell L. Edwards


   /s/  Michael Bard                 Chief Financial Officer and           April 22, 1998
---------------------------             Principal Accounting Officer
   Michael Bard


   /s/  J. Henry Smith               Director                              April 22, 1998
---------------------------
   J. Henry Smith


   /s/  Kenneth Wooley               Director                              April 22, 1998
---------------------------
   Kenneth Wooley




                                     6





   /s/  Terry R. Haas                Director                              April 22, 1998
---------------------------
   Terry R. Haas


                            DATAMARK HOLDING, INC.

                                 EXHIBIT INDEX


Regulation S-K                                                        Sequential
 Exhibit No.       Description                                         Page No.
--------------   ----------------------------------------------       ----------

    4.1* Certificate of Incorporation and Bylaws. (Incorporated herein by reference from the Form 10-K filed by the Registrant for the year ended June 30, 1995).

    4.2*          Bylaws of the Registrant as amended March 1, 1988.
                  (Incorporated by reference from the Form 10-K filed by the Registrant for the year ended June 30, 1995).

      5 Opinion of Parr, Waddoups, Brown, Gee & Loveless, a professional corporation, as to the legality of the securities offered.

    23.1          Consent of Arthur Andersen LLP.

    23.2 Consent of Parr, Waddoups, Brown, Gee & Loveless, a professional corporation (included in Exhibit No. 5).

     24           Powers of Attorney (included on page 6 hereof).

---------------------------------
* Incorporated by reference


















                                     8